FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        RECKSON SERVICE INDUSTRIES, INC.

It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "Corporation") is Reckson Service Industries, Inc. The name under which the Corporation was originally incorporated was Reckson Strategic Inc., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware was July 15, 1997, as amended by certificates of amendment to the certificate of incorporation on January 8, 1998 and March 4, 1998.

         2. The certificate of incorporation is hereby amended and restated in its entirety as set forth in the First Amended and Restated Certificate of Incorporation hereinafter set forth.

         3. The provisions of the certificate of incorporation of the Corporation as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled First Amended and Restated Certificate of Incorporation of Reckson Service Industries, Inc., without any further amendments other than the amendments herein certified.

         4. As of the date this amendment and restatement of the certificate of incorporation is filed with the Secretary of State of the State of Delaware, the Corporation has received payment for its outstanding capital stock.

         5. This First Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation in accordance with the provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware and by the shareholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         6. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this First Amended and Restated Certificate of Incorporation read as follows:

                                   ARTICLE I.


         The name of the corporation is: Reckson Service Industries, Inc. (the "Corporation").

                                  ARTICLE II.

                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

                                     PURPOSE

         The purposes for which the Corporation is organized are: (a) to identify and acquire interests in operating companies that engage in businesses that provide services for occupants of office, industrial and other property types; (b) to become a lessee and operator of various types of assets, including certain real estate owned or to be owned directly or indirectly by (i) Reckson Associates Realty Corp., a Maryland real estate investment trust ("Reckson
Associates"), or Reckson Operating Partnership, L.P. , a Delaware limited partnership (the "Operating Partnership", and collectively with Reckson Associates, "Reckson") or (ii) other persons or entities whether or not affiliated with Reckson; (c) to perform an agreement to be entered into by and between the Corporation and the Operating Partnership (the "Intercompany Agreement") pursuant to which the Corporation and the Operating Partnership will agree to provide each other with rights of first opportunity with respect to certain transactions and activities; (d) to be prohibited, in accordance with the Intercompany Agreement, from developing, pursuing or taking advantage of opportunities to acquire, or otherwise make an investment in, real estate that is structured in a manner that qualifies under the federal tax law requirements applicable to real estate investment trusts for so long as the Intercompany Agreement remains effective, unless and until the Corporation, in accordance with the terms of the Intercompany Agreement, has offered any such opportunity to the Operating Partnership and the Operating Partnership has chosen not to pursue such opportunity; and (e) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL").

                                  ARTICLE IV.

                                  CAPITAL STOCK

         The Corporation shall have the authority to issue a total of 150,000,000 shares of capital stock, each with a par value of $.01, consisting of 100,000,000 shares of common stock ("Common Stock"), 25,000,000 shares of excess stock ("Excess Stock") and 25,000,000 shares of preferred stock ("Preferred Stock").

                                   ARTICLE V.

                                  COMMON STOCK

         Section A. Common Stock Subject to Terms of Preferred Shares. Common Stock shall be subject to the express terms of any series of Preferred Stock.

         Section B. Dividend Rights. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor.

         Section C. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets in connection therewith, of the Corporation, the aggregate assets available for distribution to holders of Common Stock shall be determined in accordance with applicable law. Each holder of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of such aggregate assets available for distribution as the number of outstanding Common Stock held by such holder bears to the total number of outstanding Common Stock.

         Section D. Voting Rights. Except as may otherwise be provided herein, and subject to the express terms of any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote on all matters (as to which a holder of common stock shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders of the Corporation and shall be entitled to one (1) vote for each share of Common Stock entitled to vote at such meeting.

                                  ARTICLE VI.

                                 PREFERRED STOCK

         Preferred Stock may be issued from time to time in one or more series as authorized by the board of directors. The board of directors is hereby authorized, by filing a certificate pursuant to the DGCL (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each series, and to fix the designations, voting powers, privileges, preferences, terms and rights, and the limitations, restrictions and qualifications, of the shares of each series. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the designation of the series, which may be by distinguishing number, letter or title;

         (b) the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

         (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

         (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

         (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the date or dates on which or the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or exchanged, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

         (f) the obligation, if any, of the Corporation to purchase, exchange or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the date or date on which or the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, exchanged or purchased, in whole or in part, pursuant to such obligation;

         (g) the amounts  payable on and the  preferences,  if any, of shares of
such  series  in  the  event  of  any  voluntary  or  involuntary   liquidation,
dissolution or winding up of the affairs of the Corporation;

         (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

         (i) restrictions on the issuance of shares of such series or of any other class or series, if any;

         (j) the voting rights, if any, of the holders of shares of such series; and

         (k) any other relative rights, preferences and limitations on such series.

         (l) Subject to the express provisions of any other series of Preferred Stock then outstanding, and notwithstanding any other provision contained herein, the board of directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or amend the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions of the shares of any such series of Preferred Stock.

                                  ARTICLE VII.

                                SOLE INCORPORATOR

         The name and mailing address of the incorporator is as follows:


                 Name                               Mailing Address
                 ----                               ---------------
           Jason M. Barnett                       225 Broadhollow Rd.
                                               Melville, New York 11747


         The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation.

                                 ARTICLE VIII.

                               BOARD OF DIRECTORS

         Section A. Initial Directors. The name and mailing address of the persons who are to serve as the directors until the first annual meeting of stockholders in 1999 or until his or her successor is elected and qualifies is as follows:


                 Name                                 Mailing Address
                 ----                                 ---------------
           Donald J. Rechler                        225 Broadhollow Rd.
                                                 Melville, New York 11747

             Roger Rechler                          225 Broadhollow Rd.
                                                 Melville, New York 11747

           Scott H. Rechler                         225 Broadhollow Rd.
                                                 Melville, New York 11747

            Michael Maturo                          225 Broadhollow Rd.
                                                 Melville, New York 11747

           Gregg M. Rechler                         225 Broadhollow Rd.
                                                 Melville, New York 11747

          Mitchell D. Rechler                       225 Broadhollow Rd.
                                                 Melville, New York 11747

         Section B. Powers of the Board of Directors. The business of the Corporation shall be managed by the board of directors.

         Section C. Number of Directors Constituting the Board. Subject to any rights of holders of any class or series of stock having a preference over the Common Stock as to dividends to elect additional directors under specified circumstances (the "Preferred Holders' Rights"), the number of directors shall be fixed by the by-laws of the Corporation.

         Section D. Election and Terms of Directors. The directors, other than any directors elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends, shall be classified, with respect to the time which they severally hold office, into three classes, each class constituting approximately one-third of the total number of directors. One class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, with directors in each class to hold office until a successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

         Section E. Vacancies. Except as otherwise provided for or fixed pursuant to the provisions of Article VI hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall only be filled by the board of directors.

         Section F. Election of Directors. The directors of the Corporation shall not be required to be elected by written ballots unless the Bylaws of the Corporation so provide.

         Section G. Removal of Directors. Subject to any Preferred Holders' Rights, directors may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

         Section H. Relevant Factors to be Considered by the Board of Directors. In determining what is in the best interest of the Corporation in evaluating a transaction, a director of the Corporation shall consider all of the relevant factors, which may include: (i) the immediate and long-term effects of the transaction on the Corporation's stockholders, including stockholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on the Corporation's employees, suppliers, creditors and customers and others dealing with the Corporation and on the communities in which the Corporation operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of the Corporation; (iv) whether a more favorable price would be obtained for the Corporation's stock or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of the Corporation; (vi) the future value of the Corporation's securities; (vii) any legal or regulatory issues raised by the transaction;
(viii) the effect on the Intercompany Agreement; and (ix) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction, including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial obligations of such other party or parties.

         Section I. Amendment of Certain Provisions of Article VIII. Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, this Article VIII.

                                  ARTICLE IX.

                               STOCKHOLDER ACTION

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the Vice Chairman of the Board, the President or the board of directors pursuant to a resolution stating the purpose or purposes thereof. Any power of stockholders to call a special meeting is otherwise specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with, or to repeal, this Article IX.

                                   ARTICLE X.

                      RESTRICTIONS ON BUSINESS COMBINATIONS

         The Corporation  will be governed by Del. Code Ann. Tit. 8, Section 203
(1991); provided, however, that the restrictions contained in Section 203 shall not apply to any transaction with Reckson and any Reckson affiliate. For purposes of this First Amended and Restated Certificate of Incorporation, "affiliate" shall have the meaning set forth in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended.


                                  ARTICLE XI.

                         DURATION OF CORPORATE EXISTENCE

         The Corporation is to have perpetual existence.

                                  ARTICLE XII.

                                     BY-LAWS

         The Bylaws may be altered or repealed and new Bylaws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, provided that in the case of any such stockholder action at a special meeting of stockholders notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (ii) by the affirmative vote of a majority of the board of directors.

         Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or to repeal, this Article XII.

                                 ARTICLE XIII.

                               DIRECTOR LIABILITY

         Section  A.  Limited   Liability  of  Directors.   A  director  of  the
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of Section A of this
Article XIII shall eliminate or reduce the effect of Section A of this Article XIII in respect of any matter occurring, or any cause of action, suit or claim that, but for Section A of this Article XIII would accrue or arise, prior to such amendment or repeal.

         Section B. Indemnification and Insurance.

         1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or member of the management advisory committee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the

Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL; such advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director, officer or member of the management advisory committee in such person's capacity as a director, officer or member of the management advisory committee (and not in any other capacity in which service was or is rendered by such person while a director, officer or member of the management advisory committee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer or member of the management advisory committee, to repay all amounts so advanced if it shall ultimately be determined that such director, officer or member of the management advisory committee is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and members of the management advisory committee of the Corporation.

         2. Right of Claimant to Bring Suit. If a claim under paragraph (1) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the extent successful therein. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this First Amended and Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, member of the management advisory committee, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, member of the management advisory committee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         5. Severability. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(i) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                  ARTICLE XIV.

         AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this First Amended and Restated Certificate of Incorporation, and any other provisions authorized by the law of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and, except as set forth in
Article XIII, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this First Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article. Notwithstanding anything contained in this First Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with, or to repeal, Article VIII, IX, XII or this sentence.

                                  ARTICLE XV.

                     VOTING RIGHTS OF CERTAIN CONTROL SHARES

         Section A. Definitions. In this Article XV, the following words have the meanings indicated:

         1. "Acquiring person" means a person who makes or proposes to make a control share acquisition.

         2. "Associate," when used to indicate a relationship with any person, means:

         (a) Any corporation, entity or organization (other than the Corporation or a subsidiary of the Corporation) of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;

         (b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

         (c) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates; or

         (d)   A person that:

               (i) Directly or indirectly controls, or is controlled by, or is under common control with, the person specified; or

               (ii) Is acting or intends to act  jointly or in concert  with the person specified.

         3. "Control shares"

         (a) means shares of stock that, except for this Article, would, if aggregated with all other shares of stock of the Corporation (including shares of stock the acquisition of which is excluded from the definition of "control share acquisition" in subsection
               (4) of this section) owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the Corporation in the election of directors within any of the following ranges of voting power:

               (i) One-fifth or more, but less than one third of all voting power,

               (ii) One-third  or more,  but less than  majority  of all  voting power, or

               (iii) A majority or more of all voting power;

         (b) includes shares of stock of the Corporation only to the extent that the acquiring person, following the acquisition of the shares, is entitled, directly or indirectly, to exercise or direct the exercise of voting power within any level of voting power set forth in this section for which approval has not been obtained previously under Section B of this Article; and

         (c) do not include shares of stock of the Corporation owned by Reckson or any Reckson affiliate, or in respect of which Reckson or any Reckson affiliate is entitled to exercise or direct the exercise of the voting power of such shares of the Corporation in the election of directors.

         4. "Control share acquisition"

         (a) means the acquisition, directly or indirectly, by any person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares;

         (b)   does not include the acquisition of shares of stock:

               (i)  under the laws of descent and distribution;

               (ii) under  the  satisfaction  of  a  pledge  or  other  security interest charged in good faith and not for the purpose of circumventing this Article; or

               (iii)under a  merger,  consolidation,  or share  exchange  if the
                    Corporation is a party to the merger, consolidation, or share exchange; and

         (c) Unless the acquisition entitles any person, directly or indirectly, to exercise or direct the exercise of voting power in the election of directors in excess of the range of voting power previously authorized or attained under an acquisition that is exempt under paragraph (b) of this subsection, "control share acquisition" does not include the acquisition of shares of stock of the Corporation in good faith and not for the purpose of circumventing this Article by or from:

               (i)  any  person  whose  voting  rights  have   previously   been
                    authorized by  stockholders in compliance with this Article;
                    or

               (ii) any person whose previous  acquisition of shares of stock of the Corporation would have constituted a control share acquisition but for paragraph (b) of this subsection.

         5. "Interested shares" means shares of voting stock of the Corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of voting stock of the Corporation in the election of directors:

         (a)   an acquiring person;

         (b)   an officer of the Corporation; or

         (c) an employee of the Corporation who is also a Director of the Corporation.

         6. "Person" includes an associate of the person.

Section B.        Voting Rights

         1. Approval by Stockholders. Holders of control shares of the Corporation acquired in a control share acquisition have no voting rights or powers (collectively, "voting rights") in respect of such control shares except to the extent approved by the stockholders at a meeting held under Section D of this Article by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

         2. Acquisition of Shares; Voting Power. For the purposes of Section A(3) of this Article:

         (a) shares of stock acquired within 90 days of shares acquired under a plan to make a control share acquisition are considered to have been acquired in the same acquisition; and

         (b) A person may not be deemed to be entitled to exercise or direct the exercise of voting power with respect to shares of stock held for the benefit of others if the person:

               (i) is acting in the ordinary of this course of business, in good faith and not for the purpose of circumventing the provisions of this section; and

               (ii) is not entitled to exercise or to direct the exercise of the voting power of the shares unless the person first seeks to obtain the instruction of another person.

         Section C. Acquiring Person Statement. Any person who proposes to make or who has made a control share acquisition may deliver an acquiring person statement to the Corporation at the Corporation's principal office. The acquiring person statement shall set forth all of the following:

         1. The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares;

         2. A statement that the acquiring person statement is given under this Article;

         3. The  number  of  shares  of  the  Corporation   owned  (directly  or
            indirectly) by the acquiring person and each other member of any group;

         4. The applicable range of voting power as set forth in Section A(3) of this Article; and

         5. If the control share acquisition has not occurred,

         (a) a description in reasonable detail of the terms of the proposed control share acquisition; and

         (b)   representations   of  the  acquiring  person,   together  with  a
               statement in reasonable detail of the facts on which they are based, that:

               (i) the proposed control share acquisition, if consummated, will not bc contrary to law; and

               (ii) the  acquiring  person has the financial  capacity,  through financing to be provided by the acquiring person and any additional specified sources of financing required under Section E of this Article, to make the proposed control share acquisition.

Section D. Special Meeting

         1. Request by Acquiring Person. Except as provided in Section E of this Article, if the acquiring person requests, at the time of delivery of an acquiring person statement, and gives a written undertaking to pay the Corporation's expenses, except the expenses of opposing approval of the voting rights of the holder in respect of such control shares, of the control shares of the holder or holders thereof within 10 days after the day on which the Corporation receives both the request and undertaking, the directors of the Corporation shall call a special meeting of stockholders of the Corporation for the purpose of considering the voting rights to be accorded with respect to the shares acquired or to be acquired in the control share acquisition.

         2. Bond. The Corporation may require the acquiring person to give a bond, with sufficient surety, to reasonably assure the Corporation that the aforementioned undertaking will be satisfied.

         3. Time for Meeting. Unless the acquiring person agrees in writing to another date, the special meeting of stockholders shall be held within 50 days after the day on which the Corporation has received both the aforementioned request and undertaking.

         4. Delay at Request of Acquiring Person. If the acquiring person makes a request in writing at the time of delivery of the acquiring person statement, the special meeting may not be held sooner than 30 days after the day on which the Corporation receives the acquiring person statement.

         5. In Absence of Request.

         (a) If no request is made under subsection (1) of this Section, the issue of the voting rights to be accorded to the holder in respect of such control shares acquired in the control shares acquisition may, at the option of the Corporation, be presented for consideration at any meeting of stockholders.

         (b) If no request is made under subsection (1) of this Section and the Corporation proposes to present the issue of the voting rights to be accorded to the holder in respect of such control shares acquired in a control share acquisition for consideration at any meeting of stockholders, the Corporation shall provide the acquiring person with written notice of the proposal not less than 20 days before the date on which notice of the meeting is given.

         Section E. Calls. A call of a special meeting of stockholders of the Corporation is not required to be made under Section D(l) of this Article unless, at the time of delivery of an acquiring person statement under Section C of this Article, the acquiring person has:

         1. entered into a definitive financing agreement or agreements with one or more responsible financial institutions or other entities that have the necessary financial capacity, providing for any amount of financing of the control share acquisition not to be provided by the acquiring person; and

         2.       delivered a copy of the agreement(s) to the Corporation.

         Section F. Notice of Meeting.

         1. In General. If a special meeting of stockholders is requested, notice of the special meeting shall be given as promptly as reasonably practicable by the Corporation to all stockholders of record as of the record date set for the meeting, whether or not the stockholder is entitled to vote at the meeting.

         2.       Contents.   Notice  of  the  special  or  annual   meeting  of
                  stockholders at which the voting rights of the holder in respect of such control shares are to be considered shall include or be accompanied by the following:

         (a) a copy of the acquiring person statement delivered to the Corporation under Section C of this Article; and

         (b) a statement by the board of directors of the Corporation setting forth the position or recommendation of the board, or stating that the board is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the control shares.

         Section G. Redemption Rights.

         1. Upon delivery of acquiring person statement. If an acquiring person statement has been delivered on or before the 10th day after the control share acquisition, the Corporation, at its option, shall have the right to redeem for fair value (as defined herein) any or all control shares, except control shares for which voting rights in respect of the holder thereof have been previously approved under Section B of this Article, at any time during a 60-day period commencing on the day of a meeting at which voting rights are considered under Section D of this Article and are not approved.

         2. In absence of delivery of acquiring person statement. In addition to the redemption rights authorized under subsection
                  (1) of this Section, if an acquiring person statement has not been delivered on or before the 10th day after the control share acquisition, the Corporation, at its option, shall have the right to redeem for fair value any or all control shares, except control shares for which voting rights have been previously approved under Section B of this Article, at any time during a period commencing on the 11th day after the control share acquisition and ending 60 days after a statement has been delivered.

         3. Fair value. Any redemption of control shares under this Section shall be at the fair value of the shares, as determined by the board of directors of the Corporation in its discretion. For purposes of this Section, "fair value" shall be determined:

         (a) as of the date of the last acquisition of control shares by the acquiring person in a control share acquisition or, if a meeting is held under Section D of this Article, as of the date of such meeting;

         (b) without regard to the absence of voting rights of the holders of such control shares; and

         (c) to be the highest closing sale price during the 30-day period immediately prior to and including the date in question of a share of stock on the principal United States securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately prior to and including the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the Corporation in good faith.

         Section H. Status as Dissenting Stockholders.

         1. In General. Before a control share acquisition has occurred, if voting rights for an acquiring person's control shares are approved at a meeting held under Section D of this Article and the acquiring person is entitled to exercise or direct the exercise of a majority or more of all voting power in respect of such control shares, then this Certificate of Incorporation shall be amended to so state and all stockholders of the Corporation (other than the acquiring person) have the rights of dissenting stockholders under the DGCL.

         2. Corporation Deemed Successor. For purposes of applying the provisions of the DGCL to stockholders under this Section H, the Corporation shall be deemed to be a successor in a merger and the date of the most recent approval of voting rights referred to in subsection (1) of this Section shall be deemed to be the date of filing of a certificate of merger or corresponding document for record as therein provided.

         3. Status To Be Contained in Notice. The notice required by Section F of this Article shall also state that stockholders (other than the acquiring person) are entitled to the rights of dissenting shareholders under the DGCL and shall include a copy of the applicable provisions thereof.

         4. Application  of DGCL.  For  purposes of applying the  provisions  of
            Section 262 of the DGCL to this Section:

         (a) "fair value" may not be less than the highest price per share paid by the acquiring person in the control share acquisition;

         (b) Section 262(b)(1) and the second, third, fourth and fifth sentences of Section 262(d)(1) of the DGCL do not apply; and

         (c) there shall be no requirement that the dissenting stockholders shall not have voted in favor of the action.


                                   ARTICLE XVI

                             RESTRICTION ON TRANSFER

                       ACQUISITION AND REDMPTION OF SHARES



         Section A.  Definitions.

         For Purposes of this Article XVI, the following terms shall have the following meanings:

         "Aggregate Ownership Limit" shall mean 9.9% of the aggregate value of all outstanding Equity Stock. The value of the outstanding Equity Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

         "Beneficial Ownership" shall mean ownership of Common Stock or Equity Stock by a Person who would be treated as an owner of such stock under Section 856(d)(5) of the Code, either directly or constructively through the application of Section 318(a) of the Code. The terms

"Beneficial Owner," "Beneficially Own," "Beneficially Owned," "Beneficially Owning" and "Beneficially Owns" shall have the correlative meanings.

         "Charitable Beneficiary" shall mean the beneficiary of the Trust as determined pursuant to Section L of this Article XVI. The term "Charitable Beneficiaries" shall have the correlative meaning.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the common stock of the Corporation.

         "Distribution" shall mean the distribution of the Common Stock held by Reckson Associates to its shareholders.

         "Effective Date" shall mean the date of the Distribution.

         "Equity Stock" shall mean any class of stock of the Corporation, including Common Stock.

         "Excepted Holder" shall mean any Person who is the Beneficial Owner of Common Stock in excess of the Ownership Limit immediately after the Distribution or who becomes an Excepted Holder pursuant to the provisions of Section I of this Article XVI, so long as, but only so long as, such Person Beneficially Owns Common Stock in excess of the Ownership Limit or Equity Stock in excess of the Aggregate Ownership Limit.

         "Excepted Holder Aggregate Ownership Limit" shall initially mean, for any Excepted Holder, the percentage (rounded up to the nearest tenth of a percentage point) of the aggregate value of the outstanding Equity Stock as shall be Beneficially Owned by such Excepted Holder immediately after the Distribution and, after any adjustments set forth in Section I of this Article XVI, shall mean such percentage of the outstanding Equity Stock as so adjusted. The value of the outstanding Equity Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

         "Excepted Holder Ownership Limit" shall initially mean, for any Excepted Holder, the percentage (rounded up to the nearest tenth of a percentage point) of the total number of shares or value of the outstanding Common Stock as shall be Beneficially Owned by such Excepted Holder immediately after the Distribution and, after any adjustments set forth in Section I of this Article XVI, shall mean such percentage of the outstanding Common Stock as so adjusted. The number and value of shares of the outstanding Common Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

         "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of Equity Stock on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price of the Equity Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Equity Stock may be traded, or if not then traded over an exchange or quotation system, then the market price of the Equity Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

         "Ownership Limit" shall mean 9.9% of the number of shares or value of the outstanding Common Stock. The Corporation may, in Articles Supplementary, determine a limit on the ownership of one or more classes or series of its Preferred Stock. From and after such determination, references to the Ownership Limit herein shall include any such limit, as applicable. The number and value of shares of the outstanding Common Stock and Preferred Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

         "Person" shall mean an individual, company, partnership, limited liability company, estate, trust or other entity; but shall not include an underwriter which participated in a public offering of the Equity Stock for a period of 25 days following the purchase by such underwriter of the Equity Stock.

         "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock (as defined below in Section D of this Article XVI), the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock or Equity Stock, as the case may be, if such Transfer had been valid under Sections B and C of this
Article XVI.

         "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Common Stock or Equity Stock, as the case may be, if such Transfer had been valid under Sections B and C of this Article XVI.

         "Restriction Termination Date" shall mean the first day after the date that the Corporation is notified in writing by Associates that the board of directors of Reckson Associates has determined that it is no longer in the best interests of Reckson Associates to attempt to, or continue to, qualify as a real estate investment trust under the Code.

         "Standby Agreement" shall mean that certain agreement between RSI Standby LLC and the Corporation with respect to the purchase by RSI Standby LLC and the sale by the Corporation of Common Stock upon the expiration of certain subscription rights distributed by the Corporation immediately after the Distribution to holders of Common Stock.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock or Equity Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock or Equity Stock whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

         "Trust"  shall  mean the trust  created  pursuant  to Section M of this
Article XVI.

         "Trustee" shall mean the Corporation, as trustee for the Trust, and any successor trustee appointed by the Corporation.

         Section B. Ownership Limitations

         (1) Except as provided in Section J of this Article XVI, from the Effective Date and prior to the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially Own shares of Common Stock or Preferred Stock in excess of the Ownership Limit and no Excepted Holder shall Beneficially Own shares of Common Stock in excess of the Excepted Holder Ownership Limit for such Excepted Holder.

         (2) Except as provided in Section J of this Article XVI, from the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Excepted Holder) Beneficially Owning Common Stock or Preferred Stock in excess of the Ownership Limit or would result in any Excepted Holder Beneficially Owning Common Stock in excess of the Excepted Holder Ownership Limit for such Excepted Holder shall be void ab initio as to the Transfer of such shares of Common Stock or Preferred Stock which otherwise would be Beneficially Owned by such Person in excess of the Ownership Limit or Beneficially Owned by such Excepted Holder in excess of such Excepted Holder Ownership Limit, as the case may be; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

         (3) From the Effective Date and prior to the Restriction Termination Date, any Transfer that would result in any Person who is the Beneficial Owner of 10% or more in value of the capital stock of Associates Beneficially Owning Equity Stock in excess of the Aggregate Ownership Limit shall be void ab initio as to the Transfer of such shares of Equity Stock which otherwise would be Beneficially Owned by such Person in excess of the Aggregate
             Ownership Limit; and the intended Transferee shall acquire no rights in such shares of Equity Stock.

         Section C. Aggregate Ownership Limitation

         (1) Except as provided in Section J of this Article XVI, from the Effective Date and prior to the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially Own shares of Equity Stock in excess of the Aggregate Ownership Limit and no Excepted Holder shall Beneficially Own shares of Equity Stock in excess of the Excepted Holder Aggregate Ownership Limit for such Excepted Holder.

         (2) Except as provided in Section J of this Article XVI, from the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Excepted Holder) Beneficially Owning Equity Stock in excess of the Aggregate Ownership Limit or would result in any Excepted Holder Beneficially Owning Equity Stock in excess of the Excepted Holder Aggregate Ownership Limit for such Excepted Holder shall be void ab initio as to the Transfer of such shares of Equity Stock which otherwise would be Beneficially Owned by such Person in excess of the Aggregate Ownership Limit or Beneficially Owned by such Excepted Holder in excess of such Excepted Holder Aggregate Ownership Limit, as the case may be; and the intended transferee shall acquire no rights in such shares of Equity Stock.

         Section D. Excess Stock

         (1) If, notwithstanding the other provisions contained in this Article XVI, at any time after the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own Common Stock or Preferred Stock in excess of the applicable Ownership Limit or Excepted Holder
             Ownership Limit or Equity Stock in excess of the Aggregate Ownership Limit or applicable Excepted Holder Aggregate Ownership Limit, then, except as otherwise provided in Section J of this
             Article XVI, such shares of Common Stock or Preferred Stock in excess of the applicable Ownership Limit or such shares of Equity Stock in excess of the Aggregate Ownership Limit or applicable Excepted Holder Aggregate Ownership Limit, as the case may be (rounded up to the nearest whole share), shall be converted into Excess Stock and be treated as provided in this Article XVI. Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

         (2) If , notwithstanding the other provisions contained in this Article XVI, at any time after the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation, such that any Person who is the Beneficial Owner of 10% or more in value of the capital stock of Associates would Beneficially Own Equity Stock in excess of the Aggregate Ownership Limit, then such shares of Equity Stock in excess of the Aggregate Ownership Limit (rounded up to the nearest whole share) shall be converted into Excess Stock and be treated as provided in this Article XVI. Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

         Section E. Prevention of Transfer.

         If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Sections B or C of this Article XVI or that a Person intends to acquire or has attempted to acquire (determined without reference to any rules of attribution) Beneficial Ownership of any Common Stock or Equity Stock of the Corporation in violation of Sections B or C of this Article XVI, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections B or C of this Article XVI shall automatically result in the designation and treatment described in Section D of this Article XVI, irrespective of any action (or non-action) by the Board of Directors.

         Section F. Notice to Corporation.

         Any Person who acquires or attempts to acquire Common Stock, Preferred Stock or other Equity Stock in violation of Sections B or C of this
         Article XVI, or any Person who is a
         transferee  such that  Excess  Stock  results  under  Section D of this
         Article XVI, shall immediately give written notice or, in the event of a proposed or attempted transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer.

         Section G. Information for Corporation

         From the Effective Date through the Restriction Termination Date, each Person who is a Beneficial Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner shall upon demand provide in writing to the Corporation any information with respect to the direct, indirect and constructive ownership of Equity Stock of the Corporation as the Board of Directors of the Corporation deems necessary for Associates to determine its compliance with the provisions of the Code applicable to real estate investment trusts.

         Section H. Ambiguities.

         In the case of an ambiguity in the application of any of the provisions of this Article XVI, including any definition contained in Section A, the Board of Directors shall have the power to conclusively determine the application of the provisions of this Article XVI with respect to any situation based on the facts known to it.

         Section I.  Increase or Modification to Ownership Limitations.

         The Ownership Limit, Aggregate Ownership Limit, Excepted Holder Ownership Limit or Excepted Holder Aggregate Ownership Limit shall automatically be modified with respect to any Excepted Holder or other Person as follows:

         (1) The Board of Directors of the Corporation may grant options to acquire Common Stock pursuant to a stock option plan approved by the Board of Directors, the stockholders of the Corporation, or both, which result in the Beneficial Ownership of Common Stock or Equity Stock by an Excepted Holder or other Person in excess of the Ownership Limit, Aggregate Ownership Limit, Excepted Holder Ownership Limit or Excepted Holder Aggregate Ownership Limit, as the case may be. In the case of an Excepted Holder, any such grant shall immediately increase the Excepted Holder Ownership Limit (rounded up to the nearest tenth of a percentage point) and the Excepted Holder Aggregate Ownership Limit (rounded up to the nearest tenth of a percentage point) for such Excepted Holder by amounts that will permit the Beneficial Ownership of the shares of Common Stock issuable upon the exercise of such stock options. In the case of a Person other than an Excepted Holder, such Person shall immediately become an Excepted Holder with an Excepted Holder Ownership Limit (rounded up to the nearest tenth of a percentage point) and an Excepted Holder Aggregate Ownership Limit (rounded up to the nearest tenth of a percentage point) set at amounts that will permit the Beneficial Ownership of the shares of Common Stock issuable upon the exercise of such stock options.

         (2) RSI Standby LLC shall be permitted to purchase from the Corporation and Beneficially Own Common Stock in fulfillment of its obligation under the Standby Agreement that results in the Beneficial Ownership of Common Stock by an Excepted Holder or other Person in excess of the Ownership Limit, Aggregate Ownership Limit, Excepted Holder Ownership Limit or Excepted Holder Aggregate Ownership Limit, as the case may be. In the case of an Excepted Holder, such purchase shall immediately increase the Excepted Holder Ownership Limit (rounded up to the nearest tenth of a percentage point) and the Excepted Holder Aggregate Ownership Limit (rounded up to the nearest tenth of a percentage point) for such Excepted Holder by amounts that will permit the purchase of the shares of Common Stock by RSI Standby LLC in fulfillment of such obligation. In the case of a Person other than an Excepted Holder, such Person shall immediately become an Excepted Holder, with an Excepted Holder Ownership Limit (rounded up to the nearest tenth of a percentage point) and an Excepted Holder Aggregate Ownership Limit (rounded up to the nearest tenth of a percentage point) set at amounts that will permit the purchase of the shares of Common Stock by RSI Standby LLC in fulfillment of such obligation.

         (3) The Excepted Holder Ownership Limit and the Excepted Holder Aggregate Ownership Limit for any Excepted Holder shall be reduced after any Transfer permitted in this Article XVI by such Excepted Holder by the percentage of the outstanding Common Stock or Equity Stock, as the case may be, the Beneficial Ownership of which is so transferred, or after the lapse (without exercise) of a stock option described in this Section I, by the percentage of the Common Stock or Equity Stock, as the case may be, that the stock option, if exercised, would have represented (such reduction rounded down to the nearest tenth of a percentage point), but in either case not below the Ownership Limit or the Aggregate Ownership Limit.

         Section J.  Exemptions by Board.

         The Board of Directors may waive the Ownership Limit, Aggregate Ownership Limit, Excepted Holder Ownership Limit or Excepted Holder Aggregate Ownership Limit with respect to any Excepted Holder or other Person if such waiver would not violate any contractual obligation of the Corporation and the Board of Directors otherwise decides that such action is in the best interest of the Corporation. The Board of Directors may impose such conditions and require such undertakings as it deems appropriate in granting such waiver.

         Section K.  Legend.

         (1) In addition to any other legend required by applicable law, each certificate for shares of Common Stock shall bear substantially the following legend:

                  Except as otherwise provided pursuant to the charter of the Corporation, no Person may Beneficially Own shares of Common Stock in excess of 9.9% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding shares of the Common Stock and no Person may Beneficially Own shares of Equity Stock in excess of 9.9% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding shares of Equity Stock. Any Person who attempts or proposes to Beneficially Own shares of Common Stock or Equity Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock that will be held in trust by the Corporation.

         (2) In addition to any other legend required by applicable law, each certificate for shares of Preferred Stock shall bear such legend as may be set forth in the Articles Supplementary with respect to the transferability of such Preferred Stock.

         Section L. Severability.

         If any provision of this Article XVI or any application of any such provision is determined to be void, invalid or unenforceable by any legal decision, statute, rule or regulation then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as agent of the Corporation in acquiring such shares of Excess Stock and to hold such shares of Excess Stock on behalf of the Corporation and the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such legal decision, statute, rule or regulation.

         Section M. Trust for Excess Stock.

         Upon any purported Transfer that results in Excess Stock pursuant to Section D of this Article XVI, such Excess Stock shall be deemed to have been transferred by operation of law to the Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation and shall be a person unaffiliated with the Corporation, any Purported Beneficial Transferee or any Purported Record Transferee. By written notice to the Trustee, the Corporation shall designate one or more non-profit organizations to be the Charitable Beneficiary(ies) of the interest in the Trust representing the Excess Stock such that (a) the shares of Common Stock or

         Equity Stock from which the shares of Excess Stock held in the Trust were so converted would not violate the restrictions set forth in Sections B and C of this Article XVI in the hands of such Charitable Beneficiary and (b) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code. The Trustee of the Trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the purported Transfer that results in Excess Stock pursuant to Section D of this Article XVI. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except as expressly provided for in this Article XVI.

         Section N. Dividends on Excess Stock.

         Share of Excess Stock shall be entitled to dividends and distributions authorized and declared with respect to the class or series of Common Stock or Equity Stock, as the case may be, from which the Excess Stock was converted and will be payable to the Trustee of the Trust in which such Excess Stock is held, for the benefit of the Charitable
         Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Excess Stock in an amount equal to the dividends and distributions authorized and declared on each share of stock of the class or series of Common Stock or Equity Stock, as the case may be, from which the Excess Stock was converted. Any dividend or distribution paid to a Purported Record Transferee of Excess Stock prior to the discovery by the Corporation that Common Stock or Equity Stock has been transferred in violation of the Charter shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

         Section O. Liquidation Distributions for Excess Stock.

         Subject to the preferential rights of any Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Excess Stock shall be entitled to receive, in the case of Excess Stock converted from Preferred Stock, ratably with each other holder of Preferred Stock and Excess Stock converted from Preferred Stock and having the same rights to payment upon liquidation, dissolution or winding up as such Preferred Stock and, in the case of Excess Stock converted from Common Stock, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of (i) Preferred Stock and Excess Stock then outstanding in the case of Excess Stock constituting Preferred Stock and (ii) Common Stock and Excess Stock then outstanding in the case of Excess Stock converted from Common Stock.

         Any liquidation distributions to be distributed with respect to Excess Stock shall be distributed in the same manner as proceeds from the sale of Excess Stock are distributed as set forth of Section Q of this
         Article XVI.

         Section P. Voting Rights for Excess Stock.

         Any vote cast by a Purported Record Transferee of Excess Stock prior to the discovery by the Corporation that Common Stock or Equity Stock, as the case maybe, has been transferred in violation of the provisions of the Charter shall be void ab initio. While the Excess Stock is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Common Stock or Equity Stock, as the case may be, which have been converted into shares of Excess Stock for the benefit of the Charitable Beneficiary.

         Section Q. Non-Transferability of Excess Stock.

         Excess Stock shall not be transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Excess Stock to any Person if the shares of Excess Stock would not be Excess Stock in the hands of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Excess Stock shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and to the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Common Stock, Preferred Stock or other Equity Stock, as the case may be, that were converted into Excess Shares or, if the Purported Record Transferee did not give value for such shares (e.g., the stock was received through a gift, device, or other transaction), the average closing price for the class of shares from which the Excess Shares were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the Trustee from the sale or other disposition of the Excess Stock held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section N of this Article XVI. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock, Preferred Stock or other Equity Stock, as applicable, and such shares of Common Stock, Preferred Stock or other Equity Stock, as applicable, shall be transferred of record to the transferee of the interest in the Trust if such shares of Common Stock, Preferred Stock or other Equity Stock, as applicable, would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section R of this Article XVI.

         Section R. Call by Corporation on Excess Stock.

         Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share payable to the Purported Record Transferee equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Stock, Preferred Stock or other Equity Stock, as the case may be, from which such Excess Stock was converted on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section N of this Article XVI. The Corporation may pay the amount of such reductions to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Corporation's receipt of notice pursuant to Section F of this Article XVI and (ii) if the Corporation does not receive a notice of such transfer pursuant to Section F of this Article XVI, the date that the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section O of this Article XVI.

         Section S.  Enforcement

         The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XVI.

         Section T.  Non-Waiver

         No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

         IN WITNESS WHEREOF, Reckson Service Industries, Inc. has caused this First Amended and Restated Certificate of Incorporation to be signed in its name and on its behalf on this 13th day of May, 1998, by its President and Chief Executive Officer, who acknowledges that this First Amended and Restated Certificate of Incorporation is the act of the Corporation and that, to the best of his knowledge, information and belief, and under penalties of perjury, all matters and facts contained in this First Amended and Restated Certificate of Incorporation are true and correct in all material respects.



                                         /s/ Scott H. Rechler
                                       --------------------------------------
                                         Scott H. Rechler
                                         President and Chief Executive Officer